As filed with the Securities and Exchange Commission on November 17, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-1620

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Gerald J. Reihsen, III

Executive Vice President – Corporate Development & Legal and Secretary

Behringer Harvard Opportunity REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-1620

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-120847

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share (1)	6,587,065	$10.00	$65,870,653.16	$7,048.16

(1)          Represents shares for sale in the primary offering under the registrant’s earlier effective Form S-11 Registration Statement (Registration No. 333-120847).

(2)          Calculated pursuant to Rule 457(o).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed by Behringer Harvard Opportunity REIT I, Inc. (the “Registrant”) pursuant to Rule 462(b) and General Instruction G of Form S-11, both as promulgated under the Securities Act of 1933, as amended, and consists of the following:

1.             the facing page to this Registration Statement;

2.             this page;

3.             the signature page hereto;

4.             an exhibit index; and

5.             the required opinion and consents.

The Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant’s Post-Effective Amendment No. 5 to Form S-11 Registration Statement (Registration No. 333-120847), including each of the exhibits and other documents filed thereto or deemed included therein, which was declared effective by the Securities and Exchange Commission on November 14, 2006 (the “Current Registration Statement”).  This Registration Statement covers the registration of an additional 6,587,065 shares of the Registrant’s common stock, par value $0.0001 per share, for sale in the primary offering under the Current Registration Statement at $10.00 per share.  As of the date of this Registration Statement, the Registrant has sold 15,064,673 shares of common stock under the Current Registration Statement, of which 15,018,234 were sold in the primary offering and 46,439 were sold through the Registrant’s distribution reinvestment plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of November, 2006.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Robert M. Behringer
Robert M. Behringer, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III and Gary S. Bresky, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Behringer	Chief Executive Officer, Chief	November 17, 2006
Robert M. Behringer	Investment Officer, Director (Principal Executive Officer)

/s/ Gary S. Bresky	Chief Financial Officer	November 17, 2006
Gary S. Bresky	(Principal Financial Officer)

/s/ Kimberly Arianpour	Chief Accounting Officer	November 17, 2006
Kimberly Arianpour	(Principal Accounting Officer)

/s/ Robert S. Aisner	Director	November 17, 2006
Robert S. Aisner

/s/ Barbara C. Bufkin	Director	November 17, 2006
Barbara C. Bufkin

/s/ Robert J. Chapman	Director	November 17, 2006
Robert J. Chapman

/s/ Steven J. Kaplan	Director	November 17, 2006
Steven J. Kaplan

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EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Venable LLP as to legality of securities

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Deloitte & Touche LLP relating to the Statements of Revenues and Certain Expenses of 12600 Whitewater and Ferncroft

24.1*	Power of Attorney (included on the signature page of the registration statement)

*Filed herewith.

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